In the future, people will no longer search for apps.

Apps will find people.

First, what is an app?

An app is a piece of software that performs a specialized function. It plays a game, it finds a restaurant, it saves you time, it does any one of a million things. And that number is growing every day.

iPhone, Android, Windows Mobile, Blackberry, Amazon Kindle, Motorola, Samsung and dozens more are building a new generation of mobile devices and platforms - from tablets to TV sets - all powered by apps.

Across these multiple devices and platforms, apps are generating billions of dollars in revenue.

These revenues come in multiple forms such as micro-payments, digital purchases, subscriptions, advertising and sponsorship. And new models are springing up every day.

According to Forrester Research, mobile is the single most transformational technology since the creation of the Internet.

$101B

Mobile app revenues are projected to grow from $13 billion in 2010 to $54 billion in 2015* and will reach $101 billion by 2017.**

* Forrester Research
** Global Industry Analysis, Inc

The biggest challenge facing apps is discovery.



Meet Joe User.

He likes Taco Bell.
And Japanese anime.
He's dating, again.
He's into fishing.

He can't live without his phone and he uses apps every day.

But Joe is overwhelmed. With literally millions of apps to choose from, he can't possibly get to the ones that match his unique personality.


YAMAHA
NBC
TACO BELL
LG
SUBARU
SONY
BRONCOS
TARGET
CN
TOYOTA
GUCCI
BUICK
adidas
expos
Y!
Lee
DELL
Nestle
H&M
amazon
LACOSTE
Chevron
IBM
CNN
adidas
swisscom
at&t
RedBull
NIKE
BURGER KING
MOTOROLA
verizon
Photoshop
logitech

Joe needs the MEDL Mobile Brain.

The MEDL Mobile Brain gets to know Joe based on the types of apps he uses, and how he uses them. The Brain then makes expert recommendations.

Joe can stop searching and the apps he wants can start finding him.



YAMAHA
NBC
LG
LACOSTE
Chevron
IBM
CNN
SONY
TARGET
BRONCOS
TOYOTA
GUCCI
BUICK
adidas
atat
Red Bull
NIKE
Lee
DELL
amazon
H&M

These recommendations are based upon a metric which we call a Mobile Lifestyle. Based on a user's Mobile Lifestyle, the Brain actively recommends new apps and gets smarter over time.

The MEDL API, the company's proprietary technology that powers the Brain, is currently patent pending.

The MEDL API has been successfully deployed and is currently collecting millions of data points.

By owning and controlling the library of apps which the engine recommends, MEDL believes it is able to ensure the quality of the apps and better monetize the resulting recommendations.

To rapidly grow this library, MEDL has begun an aggressive roll up strategy which capitalizes on the fact that developers are also having problems with discovery.

Developers are spending significant resources to create apps, only to face the even greater hurdle of breaking through the clutter.

The app marketplace is a literal ocean of distressed IP, begging to be aggregated.

By leveraging MEDL Mobile's reputation as a trusted custom developer and app marketing powerhouse, we believe we can quickly roll up a diverse catalog of quality apps.

The solution is a win-win.

MEDL grows the library. And developers can finally generate revenue from their app investment.

This program is known as The MEDL Alliance - and today developers are submitting their applications for membership in exchange for nothing more than a percentage of future revenues.

Why is MEDL Mobile the company to aggregate and recommend a growing library of apps?

MEDL Mobile is a leader in the wild west emerging space of mobile apps.

The company and its apps have been featured by nearly every major news outlet and organization - including NBC, CNBC, CNN, CBS, ABC, the BBC, FOX, Fast Company, The Wall Street Journal and The New York Times - and across the Web on sites that range from Macworld and Mashable to Gizmodo and Techcrunch.

MEDL apps consistently top the charts across Europe, North America and in the Middle East. Several MEDL apps have even reached as high as number one on the App Store.

MEDL Mobile is able to drive millions of app downloads through the company's Custom Development Division which works to develop and execute mobile strategies for some of the world's most recognized brands.

Not only does this strategy allow MEDL to leverage the marketing prowess and budgets of our clients and partners. It also has the potential to create **high-margin revenues** and client-sponsored R&D.

MEDL Mobile is also in partnership with some of the world's most famous people, organizations and holders of intellectual property - thereby gaining access to valuable technologies, fan bases, marketing initiatives and expertise.

In many cases, partners cover all or a portion of development costs.


KNOW
SKATEBOARDING
TRICKS
PRO TEAM
VIDEO

Know Skateboarding, developed with the pro team from Element Skateboards


PRESIDENTS
GET STARTED

U.S. Presidents developed with Encyclopedia Britannica



Learn sign language with Academy Award Winner, Marlee Matlin



Learn to draw with Walter Foster Publishing



MTV's Pauly D in a side-scrolling video game on the boardwalk

MEDL Mobile is a known expert in the areas of social media, marketing and branding.

In an industry plagued by tech speak, MEDL Mobile stands out and connects powerfully with its multiple audiences.



hello future :)
I am
a business
searching for
custom development
Case Studies
This is where it gets interesting.
MEDL helped Kaiser Permanente turn a sales challenge into a new frontier.
We helped Monster.com give job seekers a monster advantage
facebook
MEDL Mobile
hello future :)
MEDL
MOBILE

MEDL Mobile's founders have a combined 45+ years of technology, entertainment, marketing and entrepreneurial experience.



Andrew Maltin

Andrew Maltin has been founding successful software, technology and licensing companies for more than 20 years.



Dave Swartz

Dave Swartz is a 20 year marketing veteran who has overseen the strategic and creative development of campaigns for dozens of national and international brands.

We believe MEDL Mobile is now poised to experience significant growth.

We believe that in 2012, the size of our library combined with the efficiency of our recommendation engine will create a network effect and from that point forward, growth will be exponential.

In the future, people won't search for apps.
Apps will find people.

Ticker: MEDL
MEDL Mobile Holdings, Inc.
18475 Bandilier Circle Fountain Valley, CA 92708
(714) 617 1991
www.medlmobile.com
IR Contact Ted Haberfield
thaberfield@hcinternational.net
(760) 755 2716